NEWS RELEASE

Southcross Energy             1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Third Quarter 2014
Financial and Operating Results

DALLAS, Texas, November 7, 2014 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced third quarter 2014 financial and operating results.
Financial and Operating Highlights

•
Completed on August 4, 2014 the acquisition of pipeline and processing assets in the Eagle Ford region consisting of a 300 MMcf/d gas processing facility and over 230 miles of rich gas and residue gas pipelines

•
Commenced on November 1, 2014 operation of the new Webb Pipeline, extending Southcross’ rich gas pipeline system through the western region of the Eagle Ford and adding a new minimum volume commitment of 40,000 MMBtu/d

•	Connected a new gathering system constructed by our holding company that is adding approximately 43,750 MMBtu/d in liquids-rich gas to our processed gas volumes

•	Reported strong operational growth with processed gas volumes up 42% and fractionated NGL volumes up 23% over the second quarter of 2014

•	Reported Adjusted EBITDA for the third quarter of $11.3 million

Third Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $11.3 million for the three month period ended September 30, 2014, compared to $9.7 million for the same period in the prior year, and $10.2 million for the three month period ended June 30, 2014. Financial performance during the quarter was impacted by transaction-related costs, costs of integrating our newly-acquired assets and delayed revenue recognition associated with new minimum volume commitment contracts.

“The third quarter included a number of important milestones for Southcross, including our acquisition of pipeline and processing assets from TexStar Midstream Services, LP (“TexStar”). At the same time, our parent, Southcross Energy LLC, combined with TexStar to create a holdings company with attractive operating assets we expect to be available for future drop-downs to Southcross,” said David Biegler, Chairman and Chief Executive Officer of Southcross’ general partner. “We recently completed several major growth projects, including the completion of our Webb Pipeline, and we have seen strong increases in processed gas volumes and the production of NGLs. We are experiencing positive, encouraging trends in commercial activity that we expect will provide further growth in our business.”

Gross operating margin (as defined below) totaled $30.9 million for the three month period ended September 30, 2014, compared to $25.2 million for the same period in the prior year. Net loss was $24.8 million for the three month period ended September 30, 2014, compared to $4.1 million for the same period in the prior year. Third quarter net loss was negatively affected by approximately $12.8 million of transaction-related costs, including accelerated vesting of prior unit awards under the Southcross long-term incentive plan and write-off of deferred financing costs.

Processed gas volumes averaged 380,546 MMBtu/d during the three month period ended September 30, 2014, an increase of 61% compared to 236,991 MMBtu/d during the same period in the prior year. Fractionated NGLs during the three month period ended September 30, 2014 averaged 20,082 barrels per day, an increase of 57% compared to 12,808 barrels per day for the same period in the prior year.

“Our processed gas volumes increased consistently throughout the quarter. Processed gas volumes for the month of September averaged nearly 446,000 MMBtu/d,” added Mr. Biegler. “And October processed gas volumes increased above September levels, which we believe is a pattern that we will see continue during the fourth quarter.”
Capital Expenditures

Growth capital expenditures for the nine month period ended September 30, 2014 included spending for the Webb Pipeline and totaled $81.8 million, compared to $84.1 million for the same period in the prior year. Southcross expects that growth capital expenditures for the full year 2014 will be in the range of $100 million to $120 million.

Capital and Liquidity

As of September 30, 2014, Southcross had total outstanding debt of $457.9 million consisting of $448.9 million under our term loan and $9.0 million under our revolving credit facility. Based on the terms of its credit facilities, Southcross’ total leverage ratio (as generally defined as debt divided by credit agreement EBITDA) was 4.9 to 1 as of September 30, 2014 compared to our credit facility covenant of 5.75 to 1.

Cash Distributions and Distributable Cash Flow

On October 23, 2014, Southcross announced that it would pay on November 14, 2014, to unitholders of record on November 5, 2014, a cash distribution of $0.40 per common unit for the three month period ended September 30, 2014. Southcross also announced that it would pay on November 14, 2014, to all Class B convertible unitholders of record on November 5, 2014, a distribution of $0.3257 per unit, paid in-kind in the form of additional Class B convertible units.
As previously announced, to support Southcross’ recent acquisition of gathering and processing assets, Southcross Holdings LP, the owner of the general partner and all of the Partnership’s subordinated units, has elected to forgo distributions on any subordinated units that would cause the Partnership’s distributions to exceed its distributable cash flow for any quarterly period. This election will continue until the Partnership has distributable cash flow in excess of total distributions on the Partnership’s common and subordinated units. As a result of this election, Southcross Holdings LP will not receive distributions for the third quarter of 2014 on any of its subordinated units.
Distributable cash flow for the three month period ended September 30, 2014 was $5.9 million, compared to $5.6 million for the same period in the prior year.

Updated Financial Guidance
Southcross expects that its Adjusted EBITDA for the fourth quarter of 2014 will be approximately $20 million to $24 million. Compared to its guidance of $22 million to $28 million issued in July 2014 during the financing activities for the TexStar transaction, the revised guidance reflects updated commencement dates for new growth projects and reduced NGL forecast prices arising from the decline in commodity prices since July.

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those that we anticipate, as set forth under “Forward-Looking Statements.”

Conference Call Information

Southcross will hold a conference call on Friday, November 7, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its third quarter 2014 financial and operating results. The call can be accessed live over the telephone by dialing (877) 881-1303 or, for international callers, (412) 902-6719. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13592755. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.
Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations, plans, strategies, objectives and growth of Southcross, including guidance regarding Adjusted EBITDA; acquisition activity, including Southcross’ ability to complete any potential future drop-down transaction; projected capital expenditures and sources of funds for capital expenditures; and liquidity and financing requirements, including funding sources for a drop-down transaction. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define gross operating margin as the sum of revenues less the cost of natural gas and NGLs sold. For our fixed-fee contracts, we record the fee as revenue and there is no offsetting cost of natural gas and NGLs sold. For our fixed-spread and commodity-sensitive arrangements, we record as revenue all of our proceeds from the sale of the natural gas and NGLs and record as an expense the associated cost of natural gas and NGLs sold.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our performance and liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess: the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

###
Contact:
Southcross Energy Partners, L.P.
Kristin Donnally, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for unit and per unit data)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Revenues	205,203	160,629	613,857	459,583
Revenues - affiliates	6,290	—	6,290	—
Total revenues	211,493	160,629	620,147	459,583

Expenses:
Cost of natural gas and liquids sold	180,562	135,416	535,791	394,212
Operations and maintenance	16,889	10,896	39,494	31,069
Depreciation and amortization	11,629	9,447	29,135	24,958
General and administrative	14,926	5,227	27,722	16,850
Impairment of assets	1,556	—	1,556	—
Loss on sale of assets, net of gains	334	—	292	—
Total expenses	225,896	160,986	633,990	467,089

Loss from operations	(14,403)	(357)	(13,843)	(7,506)
Other income (expense):
Equity in losses of joint venture investments	(3,308)	—	(3,308)	—
Interest expense	(4,596)	(3,587)	(9,340)	(8,735)
Loss on extinguishment of debt	(2,316)	—	(2,316)	—
Other expense	(86)	—	(86)	—
Total other expense	(10,306)	(3,587)	(15,050)	(8,735)
Loss before income tax expense	(24,709)	(3,944)	(28,893)	(16,241)
Income tax expense	(69)	(125)	(133)	(404)
Net loss	(24,778)	(4,069)	(29,026)	(16,645)
Series A Preferred Unit fair value adjustment	424	4,667	(4,596)	—
Series A Preferred Unit in-kind distribution	—	(696)	(534)	(1,255)
General partner Unit in-kind distribution	(112)	—	(123)	—
Net loss attributable to partners	(24,466)	(98)	(34,279)	(17,900)
Series A Preferred Unit in-kind distribution	—	(696)	(534)	(1,255)
General partner's interest in net loss attributable to partners	(523)	(81)	(622)	(334)
Limited partners' interest in net loss attributable to partners	(17,165)	(17)	(26,879)	(17,566)

Earnings per unit and distributions declared
Weighted average number of limited partner common units outstanding	22,925,979	12,222,692	20,911,472	12,219,699
Income (loss) per common unit	(0.49)	0.19	(0.91)	(0.72)
Diluted loss per common unit	(0.49)	(0.14)	(0.91)	(0.72)
Distributions declared per common unit	0.40	0.40	1.20	1.20

Weighted average number of limited partner subordinated units outstanding	12,213,713	12,213,713	12,213,713	12,213,713
Loss per subordinated unit	(0.49)	(0.19)	(0.64)	(0.72)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	1,823	3,349
Trade accounts receivable	68,583	57,669
Accounts receivable - affiliates	6,950	—
Prepaid expenses	3,589	3,061
Other current assets	5,732	5,105
Total current assets	86,677	69,184

Property, plant and equipment, net	947,928	575,795
Intangible assets, net	1,525	1,568
Investments in joint ventures	148,848	—
Other assets	19,951	5,768
Total assets	1,204,929	652,315

LIABILITIES, PREFERRED UNITS AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	96,679	62,451
Accounts payable - affiliates	4,977	—
Other current liabilities	15,230	5,344
Total current liabilities	116,886	67,795

Long-term debt	457,875	267,300
Other non-current liabilities	990	1,692
Total liabilities	575,751	336,787

Commitments and contingencies

Series A Convertible preferred units (1,769,915 units issued and outstanding as of December 31, 2013)	—	40,504

Partners' capital:
Common units (25,179,351 and 13,963,713 units authorized; 23,800,943 and 12,253,985 units outstanding as of September 30, 2014 and December 31, 2013, respectively)	271,293	169,141
Class B Convertible units (14,633,000 units authorized, issued and outstanding as of September 30, 2014)	294,894	—
Subordinated units (12,213,713 units authorized, issued and outstanding as of September 30, 2014 and December 31, 2013)	50,194	99,726
General partner interest	12,797	6,367
Accumulated other comprehensive loss	—	(210)
Total partners' capital	629,178	275,024
Total liabilities, preferred units and partners' capital	1,204,929	652,315

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(29,026)	$(16,645)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,135	24,958
Unit-based compensation	10,837	1,645
Amortization and write-off of deferred financing costs	3,596	947
Loss on sale of assets, net of gains	292	—
Unrealized loss on financial instruments	539	—
Equity in losses of joint venture investments	3,308	—
Impairment of assets	1,556	—
Other, net	81	(63)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(12,009)	(1,191)
Prepaid expenses and other current assets	(1,066)	(335)
Other non-current assets	(32)	(60)
Accounts payable and accrued liabilities	10,043	(7,502)
Other liabilities	4,046	1,708
Net cash provided by operating activities	21,300	3,462
Cash flows from investing activities:
Capital expenditures	(85,892)	(86,149)
Expenditures for assets subject to property damage claims, net of insurance proceeds and deductibles	(796)	(2,716)
Proceeds from sales of assets	1,758	45
Investment contribution to joint venture investments	(105)	—
TexStar Rich Gas System acquisition from affiliate	(79,955)	—
Onyx Pipelines acquisition	(38,636)	—
Net cash used in investing activities	(203,626)	(88,820)
Cash flows from financing activities:
Proceeds from issuance of common units, net	144,671	—
Borrowings under our credit facility	184,000	107,500
Borrowings under our term loan agreement	450,000	—
Repayments under our credit facility	(442,300)	(40,000)
Repayments under our term loan agreement	(1,125)	—
Payments on capital lease obligations	(454)	(398)
Financing costs	(17,716)	(2,139)
Proceeds from issuance of Series A Convertible preferred units, net of issuance costs	—	38,832
Contributions from general partner	9,967	800
Payments of distributions and distribution equivalent rights	(42,711)	(25,941)
Assumption and repayment of debt in TexStar Rich Gas System Transaction	(100,000)	—
Tax withholdings on unit-based compensation vested units	(3,532)	—
Net cash provided by financing activities	180,800	78,654
Net decrease in cash and cash equivalents	(1,526)	(6,704)
Cash and cash equivalents — Beginning of period	$3,349	$7,490
Cash and cash equivalents — End of period	$1,823	$786

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Financial data:
Adjusted EBITDA	$11,284	$9,662	$33,948	$20,449
Gross operating margin	30,931	25,213	84,356	65,371

Maintenance capital expenditures	1,309	706	4,047	2,057
Growth capital expenditures	28,693	15,988	81,845	84,092

Distributable cash flow	5,944	5,600	21,935	10,232
Cash distributions declared	9,933	9,987	38,270	29,946

Operating data:
Average throughput volumes of natural gas (MMBtu/d) (1)	873,688	582,056	825,770	576,565
Average volume of processed gas (MMBtu/d)	380,546	236,991	299,001	231,344
Average volume of NGLs fractionated (Bbls/d)	20,082	12,808	16,967	11,243

Realized prices on natural gas volumes sold ($/MMBtu)	$4.10	$3.67	$4.60	$3.80
Realized prices on NGL volumes sold ($/gallon)	0.81	0.93	0.87	0.83

(1) Current and historical average throughput volumes of natural gas per day include sales, transportation, fuel and shrink volumes.

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of gross operating margin to net loss:
Gross operating margin	$30,931	$25,213	$84,356	$65,371
Add (deduct):
Income tax expense	(69)	(125)	(133)	(404)
Equity in losses of joint venture investments	(3,308)	—	(3,308)	—
Interest expense	(4,596)	(3,587)	(9,340)	(8,735)
Loss on extinguishment of debt	(2,316)	—	(2,316)	—
Other expense	(86)	—	(86)	—
Loss on sale of assets, net of gains	(334)	—	(292)	—
General and administrative	(14,926)	(5,227)	(27,722)	(16,850)
Impairment of assets	(1,556)	—	(1,556)	—
Depreciation and amortization	(11,629)	(9,447)	(29,135)	(24,958)
Operations and maintenance	(16,889)	(10,896)	(39,494)	(31,069)
Net loss	$(24,778)	$(4,069)	$(29,026)	$(16,645)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of net loss to Adjusted EBITDA and distributable cash flow:
Net loss	$(24,778)	$(4,069)	$(29,026)	$(16,645)
Add (deduct):
Depreciation and amortization	11,629	9,447	29,135	24,958
Interest expense	4,596	3,587	9,340	8,735
Loss on extinguishment of debt	2,316	—	2,316	—
Income tax expense	69	125	133	404
Unrealized loss on commodity swaps	207	—	338	—
Revenue deferral adjustment	444	—	2,070	—
Unit-based compensation	609	552	2,220	1,645
Loss on sale of assets, net of gains	334	—	292	—
Major litigation costs, net of recoveries	488	—	1,391	—
Transaction-related costs	10,506	—	10,813	—
Equity in losses of joint venture investments	3,308	—	3,308	—
Impairment of assets	1,556	—	1,556	—
Other, net	—	20	62	1,352
Adjusted EBITDA	$11,284	$9,662	$33,948	$20,449
Cash interest, net of capitalized costs	(3,962)	(3,231)	(7,833)	(7,756)
Income tax expense	(69)	(125)	(133)	(404)
Maintenance capital expenditures	(1,308.921)	(706)	(4,047)	(2,057)
Distributable cash flow	$5,944	$5,600	$21,935	$10,232